Exhibit 99.1

2 2 Investor Relations Contacts

Forward - Looking Information This presentation contains “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 19 95, regarding the financial condition, results of operations, business plans and the future performance of BB&T that are based on the beliefs and assumptions of the management of BB&T and the information available to management at the time th at these disclosures were prepared. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” “could,” and other similar expressions are intended to identify thes e f orward - looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Such factors include, but are not limited to, the following:  general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, amo ng other things, a deterioration in credit quality and/or a reduced demand for credit, insurance or other services;  disruptions to the credit and financial markets, either nationally or globally, including the impact of a downgrade of U.S. g ove rnment obligations by one of the credit ratings agencies and the adverse effects of recessionary conditions in Europe;  changes in the interest rate environment and cash flow reassessments may reduce NIM and/or the volumes and values of loans ma de or held as well as the value of other financial assets held;  competitive pressures among depository and other financial institutions may increase significantly;  legislative, regulatory or accounting changes, including changes resulting from the adoption and implementation of the Dodd - Fran k Act may adversely affect the businesses in which BB&T is engaged;  local, state or federal taxing authorities may take tax positions that are adverse to BB&T;  a reduction may occur in BB&T’s credit ratings;  adverse changes may occur in the securities markets;  competitors of BB&T may have greater financial resources and develop products that enable them to compete more successfully t han BB&T and may be subject to different regulatory standards than BB&T;  natural or other disasters could have an adverse effect on BB&T in that such events could materially disrupt BB&T’s operation s o r the ability or willingness of BB&T’s customers to access the financial services BB&T offers;  costs or difficulties related to the integration of the businesses of BB&T and its merger partners may be greater than expect ed;  expected cost savings or revenue growth associated with completed mergers and acquisitions may not be fully realized or reali zed within the expected time frames;  significant litigation could have a material adverse effect on BB&T;  deposit attrition, customer loss and/or revenue loss following completed mergers and acquisitions may be greater than expecte d ;  cyber - security risks, including “denial of service,” “hacking” and “identity theft,” could adversely affect our business and fin ancial performance, or our reputation; and,  failure to implement part or all of the Company’s new ERP system could result in impairment charges that adversely impact BB& T’s financial condition and results of operations and could result in significant additional costs to BB&T Readers are cautioned not to place undue reliance on these forward - looking statements, which speak only as of the date of this r eport. Actual results may differ materially from those expressed in or implied by any forward - looking statement. Except to the extent required by applicable law or regulation, BB&T undertakes no obligation to revise or update publicly any forwar d - l ooking statements for any reason. Non - GAAP Information This presentation contains financial information and performance measures determined by methods other than in accordance with ac counting principles generally accepted in the United States of America (“GAAP”). BB&T’s management uses these “non - GAAP” measures in their analysis of the Corporation’s performance and the efficiency of its operations. Management believes that these non - GAAP measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrating the effects of significant gains and charges in the current period. The c omp any believes that a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. BB&T’s management believes that investors may use these non - GAAP financial measures to analyze financial performanc e without the impact of unusual items that may obscure trends in the company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they nece ssa rily comparable to non - GAAP performance measures that may be presented by other companies. Below is a listing of the types of non - GAAP measures used in this presentation:  Tangible common equity, Tier 1 common equity and related ratios are non - GAAP measures. The return on average risk - weighted asset s is a non - GAAP measure. The Basel III common equity Tier I ratio reflects management’s interpretation of the regulatory requirements, which is subject to change. BB&T's management uses these measures to assess th e q uality of capital and believes that investors may find them useful in their analysis of the Corporation.  Asset quality ratios have been adjusted to remove the impact of acquired loans and foreclosed property covered by FDIC loss s har ing agreements from the numerator and denominator of these ratios. Management believes that their inclusion may result in distortion of these ratios such that they might not be comparable to other periods presented or to other portfolios that were not impacted by purchase accounting.  Fee income and efficiency ratios are non - GAAP in that they exclude securities gains (losses), foreclosed property expense, amort ization of intangible assets, merger - related and restructuring charges, the impact of FDIC loss share accounting and other selected items. BB&T’s management uses these measures in their analysis of the Corporation’s perfo rma nce. Adjusted non - interest expenses exclude loss on early extinguishment of debt, FHA - insured mortgage loan reserve adjustment, mortgage loan indemnification reserve adjustment and owned real estate and related adj ustments and is a Non - GAAP measure. BB&T’s management believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating th e effects of significant gains and charges.  Return on average tangible common shareholders’ equity (“ROTCE”), is a non - GAAP measure that calculates the return on average common shareholders’ equity without the impact of intangible assets and their related amortization . ROTCE is also presented excluding the impact of certain adjustments and is also a non - GAAP measure. These measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Core net interest margin is a non - GAAP measure that adjusts net interest margin to exclude the impact of interest income and fun ding costs associated with loans and securities acquired in the Colonial acquisition. BB&T’s management believes that the exclusion of the generally higher yielding assets acquired in the Colonial acquisition from the cal culation of net interest margin provides investors with useful information related to the relative performance of the remainder of BB&T’s earning assets.  Adjusted net charge - offs, the adjusted ratio of net charge - offs to average loans and the allowance to adjusted net charge - offs ratio are non - GAAP measures that adjust net charge - offs to exclude the impact of a process change that resulted in accelerated recognition of charge - offs in the non - prime automobile lending portfolio during the quarter ended March 31, 2014 and net charge - offs associated with certain loan sales during the quarter ended September 30, 2014. BB&T’s management believes these adjustments increase comparability of period - to - period results and believes that investors may find them useful in their analysis of the Corporation .  Diluted EPS and the effective tax rate have been adjusted to exclude the impact of certain adjustments. BB&T’s management be lie ves these adjustments increase comparability of period - to - period results and uses these measures to assess performance and believes investors may find them useful in their analysis of the Corporation. A reconciliation of these non - GAAP measures to the most directly comparable GAAP measure is included in BB&T’s Third Quarter 2014 Quarterly Performance Summary, which is available on BB&T’s website at www.bbt.com.

Important Additional Information and Where to Find It

In connection with the proposed merger, BB&T will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of Susquehanna and a Prospectus of BB&T, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF SUSQUEHANNA ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about BB&T and Susquehanna, may be obtained at the SEC's Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from BB&T at www.bbt.com under the heading "About" and then under the heading "Investor Relations" and then under "BB&T Corporation SEC Filings" or from Susquehanna by accessing Susquehanna's website at www.susquehanna.net under the heading "Investor Relations" and then under "SEC Filings". Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Shareholder Services, Telephone: (336) 733-3065 or to Susquehanna Bancshares, Inc., 26 North Cedar Street, Lititz, Pennsylvania 17543, Attention: Investor Relations, Telephone: (717) 626-9801.

Susquehanna and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Susquehanna in connection with the proposed merger. Information about the directors and executive officers of Susquehanna and their ownership of Susquehanna common stock is set forth in the proxy statement for Susquehanna's 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 21, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

5 BB&T is… ▪ A values - driven highly profitable growth organization. While we have had a very successful merger history, our primary focus is on organic growth; nonetheless, we are well positioned for strategic opportunities. ▪ Our fundamental strategy is to deliver the best value proposition in our markets. Recognizing value is a function of quality to price, our focus is on delivering high quality client service resulting in the Perfect Client Experience. ▪ Our over - arching purpose is to achieve our vision and mission, consistent with our values, with the ultimate goal of maximizing shareholder returns.

6 6 1 Excludes home office deposits 2 Number of branches per state as of November 12, 2014 3 Deposit Market Share data as of June 30, 2014 4 Includes pending Citi , Bank of Kentucky and Susquehanna branches. Source : FactSet, FDIC, SNL DataSource State # of Branches 2 Deposits 3,4 State Rank 4 North Carolina 1 358 $ 25.7 bn Virginia 361 $ 21.5 bn Florida 326 $ 15.8 bn Georgia 161 $ 11.4 bn Maryland 4 167 $ 9.6 bn Pennsylvania 4 172 $ 9.1 bn South Carolina 114 $ 7.3 bn Texas 4 123 $ 6.6 bn Kentucky 4 113 $ 5.7 bn West Virginia 4 81 $ 5.2 bn Alabama 88 $ 3.4 bn Tennessee 52 $ 2.5 bn District of Columbia 13 $ 2.0 bn New Jersey 4 28 $ 1.6 bn Indiana 2 NM Ohio 4 1 NM Total # of Branches 2,160 BB&T Corporation Among the Top 10 Largest U.S. Financial Institutions 3 Completed acquisition from Citibank in June 2014 & announced acquisition from Citibank in September 2014 BB&T The Bank of Kentucky Susquehanna 7 7 NM 3 2 6 5 12 2 3 5 1 5 NM 8 26

7 7 23 Banking Regions Local decision - making Centralized support system Foundation for our sales and service culture model … and Diverse Non - Bank Businesses Premier Model for Community Banking…

8 8 BB&T Corporation * Includes pending Citi, Bank of Kentucky, and Susquehanna branches Corporation footprint as of 11/12/2014

9 9 Strategic and Compelling Acquisition of Susquehanna Note: Financial data at September 30, 2014 Susquehanna Financial Highlights ▪ Strategically compelling  New and attractive contiguous markets  Top 5 pro forma market share in Susquehanna’s markets  Adds to the diversity of BB&T’s footprint  Leverages BB&T’s proven practices ▪ Significant expansion of attractive Mid - Atlantic footprint ▪ BB&T well prepared to successfully execute on this acquisition  Extensive due diligence process  Careful planning to ensure preparedness mitigates risk  BB&T’s near - term priority will be to focus on successful closing and integration of announced acquisitions ▪ Compatible culture with BB&T  Experienced management team with deep knowledge of its markets Assets ($MM) $18,583 Total Loans ($MM) 13,426 Deposits ($MM) 13,589 Common Equity ($MM) 2,751 TCE / TA 8.4% Tier 1 Common Ratio 10.9 Leverage Ratio 9.6

10 10 Strategic and Compelling Acquisition of Susquehanna Note: Financial data at September 30, 2014 Loan Composition Deposit Composition Commercial Real Estate 28% Closed End 1 - 4 Family 17% Commercial & Industrial 14% HELOCs 12% Leases 10% Construction 6% Consumer 6% Other 5% Multifamily 2% Transaction / MMDA / Savings 70% Retail Time 18% Jumbo Time 12% Total: $13,426MM Total: $13,589MM ▪ Financially attractive  ~9.9x 2015E EPS (consensus + fully phased - in cost savings) (~10.5x incl. after - tax merger costs) - BB&T shares currently valued at ~12.6x 2015E EPS (consensus)  1.69x TBV (~1.90x incl. after - tax merger costs) - BB&T shares currently valued at ~1.92x TBV - TBV per share impact primarily driven by • Credit mark (upfront reserve that improves future earnings) • ~$740 million cash component (effective use of capital unlikely to affect 2015 CCAR ask) - Improves ROTCE  Exceeds IRR hurdle ▪ Transaction not expected to significantly affect 2015 CCAR ask

11 11 Susquehanna Transaction: Significant Market Expansion in Attractive Mid - Atlantic Region ▪ A leading share in diverse Mid - Atlantic markets  Market presence in 12 of the 20 most affluent counties in PA by median household income  Strong, stable core deposit base ▪ Combined #5 market share in Susquehanna footprint  Improves BB&T’s market share from #7 to #5 in Maryland and Baltimore  Strong market share drives better pricing power and market penetration ▪ Important opportunity in the energy sector  BB&T has an experienced energy team (Oil and Gas) with meaningful existing PA energy relationships  Susquehanna acquisition positions us to better serve our existing PA energy clients and strategically expand our PA energy portfolio Williamsport Washington D.C. Hagerstown Baltimore Philadelphia Reading Harrisburg Camden Lancaster York Ocean City Susquehanna

12 12 ▪ 115 b ranches ▪ Foundation for growth with stable commercial and retail banking base providing ample deposits ▪ Home to distribution hubs for global retailers, manufacturers and distributors serving Northeast and Mid - Atlantic markets ▪ PA is now the 3 rd largest producer of natural gas in the nation ▪ The oil industry supports more than 300,000 job in PA, contributing more than $34 billion to the state’s economy ▪ 69 b ranches ▪ Growth opportunities fueled by world - leading education, health care and research institutions ▪ 61 b ranches ▪ Growth opportunities fueled by world - leading education, health care and research institutions, as well as major federal agencies and contractors Pennsylvania Market Delaware Valley Market Maryland Market Source: Bank Intelligence. “Small Business” defined as businesses with less than $10 million in annual sales Susquehanna Transaction: Significant Market Expansion in Attractive Mid - Atlantic Region

13 13 BB&T Has a Proven Ability to Generate Above Peer Returns in Differing Markets Source: SNL Financial. Branch and deposit data as of June 30, 2014 Texas ▪ Acquisition of 63 branches ($3.5 billion in deposits) from Citibank ▪ 37 de novo branches since 2012 ▪ Branch presence has grown from 22 to 123 since our Colonial acquisition ▪ Fastest growing market in our franchise ▪ 42% YTD loan growth Cincinnati ▪ Acquisition of The Bank of Kentucky ($1.8 billion in assets) ▪ #1 in Northern Kentucky ▪ #7 in Cincinnati MSA ▪ Exciting opportunity to grow around the broader Cincinnati market Pennsylvania ▪ Pennsylvania will be the 3 rd most populous state in BB&T’s footprint ▪ Lancaster will be the 3 rd most populous MSA where BB&T has a #1 market share ▪ Meaningful presence around Lancaster and greater Philadelphia markets Completed acquisition from Citibank in June 2014 and announced acquisition from Citibank in September 2014 BB&T Announced acquisition of The Bank of Kentucky in September 2014 Susquehanna

BB&T's Business Model Thrives Across Markets of Widely Differing Characteristics

BB&T

	Pennsylvania	Texas	Cincinnati MSA	North Carolina	Florida	West Virginia	Kentucky
Total Population (MM) (1)	12.8	26.7	2.1	9.9	19.7	1.9	4.4
per Bank Branch	2,865	3,908	2,771	3,851	3,613	2,807	2,550
# of Middle Market and Small Businesses (2)	610,398	1,317,817	94,105	465,112	1,341,184	67,331	204,203
per Bank Branch	137	193	122	181	247	102	118
2013 GDP ($BN) (3)	$604	$1,388	$111	$440	$751	$69	$171
2013 GDP Growth (3)	0.7%	3.7%	2.1%	2.3%	2.2%	5.1%	1.6%
Avg. Annual GDP Growth '09 - '13 (3)(4)	1.4	4.4	2.5	1.8	1.0	2.3	2.3
Current Unemployment Rate (September '14) (5)(6)	5.7%	5.2%	5.6%	6.7%	6.1%	6.6%	6.7%
2009 Peak Unemployment (6)	8.6	8.2	10.6	11.2	11.4	8.4	10.7
Historical Population Growth '10 - '14	0.70%	6.06%	1.05%	3.76%	4.54%	0.14%	1.44%
Projected Population Growth '14 - '19	0.84	7.60	1.10	4.80	5.74	0.11	1.78
Median Household Income (7)	$51,961	$50,464	$53,418	$45,049	$44,318	$41,844	$43,094

(1): Total estimated population as of January 1, 2014.
(2): Number of firms with sales <$50 million as of November 7, 2014.
(3): Real Gross Domestic Product, adjusted for inflation.
(4): Represents the average annual growth rate from 12/31/09 – 12/31/13.
(5): Preliminary.
(6): Seasonally adjusted. Ohio unemployment rate used as a proxy for Cincinnati MSA.
(7): Median household income estimated for the calendar year 2014 as of January 1, 2014.
Note: Branch data as of June 30, 2014 pro forma for announced M&A through November 7, 2014.
Source: SNL Financial, Nielsen, Hoovers, U.S. Bureau of Labor Statistics, U.S. Bureau of Economic Analysis.

14

15 15 Key Transaction Terms Purchase Price ▪ $2.5 billion aggregate consideration ▪ $13.50 per Susquehanna common share (1)  Price / LTM EPS: 16.3x  Price / TBV: 1.69x  7.4% deposit premium Consideration ▪ 70% stock / 30% cash  0.253 BB&T shares and $4.05 cash for each Susquehanna share ▪ Tax free transaction for stock component Cost Savings ▪ Approximately $160 million pre - tax (fully phased - in) ▪ Approximately 32% of Susquehanna’s non - interest expense Merger & Integration Costs ▪ Approximately $250 million (pre - tax) Credit Mark ▪ 4.5% of loans and leases Expected Closing ▪ Second half of 2015 Closing Conditions ▪ Susquehanna shareholder approval ▪ Other customary closing conditions including regulatory approval Board Representation ▪ William J. Reuter, Susquehanna’s Chairman & CEO, and Christine Sears, a Susquehanna Board member, will join BB&T’s Board of Directors (1): Based on BB&T’s average closing stock price for the trailing 45 trading days through 11/10/14

16 16 Industry Leading Client Satisfaction 20% 35% 50% 65% Peer 5 Peer 4 Peer 3 Peer 2 Peer 1 BB&T * From Maritz Research 2013 Retail Client Satisfaction and Loyalty Competitive Survey, represent percentage of “top box” scores, indicating a 9 or 10 rating on a 10 - point scale. Peers include Bank of America, PNC/RBC, Regions , SunTrust and Wells Fargo ▪ Winner of 20 Excellence Awards from Greenwich Associates; 15 National Awards and 5 Regional Awards** ▪ Received 103 awards since 2009, more than any other bank ** Greenwich Associates 2013 U.S. Middle Market Banking Study and U.S. Small Business Banking Study Overall Bank Satisfaction* 35% 50% 65% 80% Peer 5 Peer 4 Peer 3 Peer 2 Peer 1 BB&T Overall Branch Satisfaction* 20% 35% 50% 65% Peer 5 Peer 4 Peer 3 Peer 2 Peer 1 BB&T Likelihood of Future Use*

17 17 Diversification Drives Revenue and Productivity **Based on segment revenues, excluding other, treasury and corporate for period ending 9/30/2014 2.2% 1.8% 1.8% Superior Performance… BB&T National Peers Largest 4 Banks Revenue/average assets 10 - year average 2004 - 3Q14 …With Less Volatility 1 0.3% 0.4% 0.4% Revenue/average assets 10 - year standard deviation 2004 - 3Q14 BB&T National Peers Largest 4 Banks Data per SNL Financial and as of 9/30/2014 National peer group: CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, ZION Largest 4 BHCs: BAC, C, JPM, WFC 1 Volatility measured as standard deviation of PPNR/Average Asset ratios Revenue Diversification by Segment** Community Banking 47% Residential Mortgage Banking 9% Dealer Financial Services 7% Specialized Lending 7% Financial Services 13 % Insurance Holdings 17% 9

18 18 0% 10% 20% 30% 40% 50% INCREASED EPS VOLATILITY INCREASED EPS GROWTH Higher Volatility Adjusted Returns Lower Volatility Adjusted Returns 260% Superior Earnings Growth / Volatility Ratio vs Peers Source: Company filings and SNL Note: EPS volatility defined as the standard deviation of quarterly EPS divided by average EPS over the period from 1Q10 – 3Q14 EPS CAGR calculated from 2010 – LTM 3Q14 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, ZION Growth / volatility ratio equal to EPS CAGR divided by EPS volatility 0% 10% 20% 30% 40% 50% EPS Growth EPS Volatility Peer 2 Peer 3 Peer 10 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Peer 9 BBT Peer 1

19 19 Broad - based Loan Growth ▪ Average total loan growth for 4Q14 is expected to be down an annualized 1 - 2% vs 3Q14 due to the mortgage strategy and loan sale ▪ Excluding mortgage loans, average loans expected to be up 1 - 2%  Expect growth in both CRE categories, Direct retail and Other lending subsidiaries  Growth in Other lending subsidiaries expected to be seasonally lower in 4Q14  Expect lower balances in Residential mortgage and Sales finance ▪ Excluding Residential mortgage, loans grew 8.8% annualized ▪ Experienced broad - based annualized loan growth vs. 2Q14  6.3% growth in total commercial  12.7% growth in Direct retail ▪ $1.2 billion energy portfolio  Upstream 79%  Midstream 17%  Service & Supply 4% $115.1 $114.8 $115.1 $117.1 $118.6 $110 $112 $114 $116 $118 $120 3Q13 4Q13 1Q14 2Q14 3Q14 Average Loans Held for Investment ($ in billions) Average Loans Held for Investment 1 ($ in millions) C&I $ 39,906 $ 509 5.1% CRE - income producing properties 10,596 214 8.2 CRE - construction & development 2,670 104 16.1 Direct retail 7,912 246 12.7 Sales finance 10,313 285 11.3 Revolving credit 2,396 34 5.7 Residential mortgage 32,000 (421) (5.2) Other lending subsidiaries 2 11,234 681 25.6 Subtotal $ 117,027 $ 1,652 5.7% Covered loans 1,537 (202) (46.1) Total $ 118,564 $ 1,450 4.9% 3 Q14 Average Balance 3 Q14 v. 2 Q14 $ Increase (Decrease) 3Q14 v. 2Q14 Annualized % Increase (Decrease) 1 Excludes loans held for sale 2 Other l ending s ubsidiaries consist of AFCO/CAFO/Prime Rate, BB&T Equipment Finance, Grandbridge Real Estate Capital, Sheffield Financial and Regional Acceptance

20 20 ▪ Target mix will provide BB&T with a risk / return advantage ▪ Constructed with a bias for stable earnings ▪ Designed with a bias against tail loss events ▪ Designed to provide a balanced portfolio addressing all our clients’ needs ▪ Pro - forma merger with Susquehanna and Bank of Kentucky reduces both Consumer Real Estate and C&I+OORE by 1%, while increasing CRE Other by 2%, bringing CRE Other to target level BB&T Portfolio Mix Improvement Over Time Continued Progress Towards Target Mix: Both Actual and with Pro - forma Mergers Source: Y - 9C via SNL. Excludes loans held for sale. 3Q 2014 portfolio values from preliminary Call Report and are subject to r evision Values may not add to 100% due to rounding 3% 3% 4% 3% 4% 3% 3.5% 3% 12% 13% 13% 13% 14% 15% 15% 17% 29% 30% 32% 33% 33% 34% 33% 36% 11% 11% 11% 10% 10% 10% 12% 12% 30% 31% 34% 35% 35% 33% 32% 27% 15% 11% 7% 5% 4% 4% 4% 5% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2009Q4 2010Q4 2011Q4 2012Q4 2013Q4 2014Q3 Q3 BBT+ SUSQ+BKYF Target 2018 Government Consumer Other C&I + OORE CRE Other Consumer Real Estate Land and Construction Actual 2014 Q3 Pro - Forma Target

21 21 Improved Deposit Mix and Cost $127.9 $125.9 $125.7 $129.6 $130.6 0.31% 0.28% 0.27% 0.26% 0.26% 0.20% 0.30% 0.40% $90.0 $100.0 $110.0 $120.0 $130.0 $140.0 3Q13 4Q13 1Q14 2Q14 3Q14 Total Interest-Bearing Deposit Cost Average Total Deposits ($ in billions) ▪ Strong DDA growth of 15.9% annualized vs. 2Q14 ▪ Personal, business and public funds DDA growth totaled 13.8%, 11.8% and 19.3% respectively vs. 3Q13 ▪ Average DDA mix was 29.2% in 3Q14 vs. 26.8% in 3Q13 ▪ Added $1.2 billion in deposits through Texas branch acquisition in June 2014 $34.2 $35.3 $35.4 $36.6 $38.1 $30.0 $32.0 $34.0 $36.0 $38.0 $40.0 3Q13 4Q13 1Q14 2Q14 3Q14 Average Noninterest - Bearing Deposits ($ in billions) Average Deposits ($ in millions) Noninterest - bearing deposits $ 38,103 $ 1,469 15.9% Interest checking 18,588 182 3.9 Money market & savings 49,974 1,009 8.2 Subtotal $ 106,665 $ 2,660 10.1% Time deposits and IRAs 23,304 (1,706) (27.1) Foreign office deposits – Interest - bearing 639 55 37.4 Total deposits $ 130,608 $ 1,009 3.1% 3Q14 Average Balance 3Q14 v. 2Q14 $ Increase (Decrease) 3Q14 v. 2Q14 Annualized % Increase (Decrease)

22 22 Deposit Growth Over Time $ 22.9 $ 28.9 $ 33.9 $36.7 $20,000 $24,000 $28,000 $32,000 $36,000 $40,000 2011 2012 2013 3Q14 Average DDA Growth ($ in billions) 20.4% 22.7% 26.4% 29.2% 16.0% 20.0% 24.0% 28.0% 32.0% 2011 2012 2013 3Q14 Substantially Improved DDA Mix DDA as a % of total deposits ▪ Strategy for growing deposits  Emphasis on growing fully banked, transaction relationships  Focus on delivering enhanced products  3Q14 represents strongest momentum in net business account growth since the elimination of free checking  Continued focus on diversified, balanced deposit base 1 - 46% Retail - 38% Business - 16% Public Funds/Other 1 Deposit base diversification as of 9/30/14

23 23 Credit Quality Continues to Improve 1 0.50% 0.50% 0.41% 0.47 2% 0.43 3% 0.56% 0.48% 0.00% 0.20% 0.40% 0.60% 0.80% 3Q13 4Q13 1Q14 2Q14 3Q14 Annualized Net Charge - offs / Average Loans Core Charge-offs Other Charge-Offs ▪ Core net charge - offs relatively flat ▪ Loans 30 - 89 days past due decreased 6.3% ▪ Loans 90 days past due decreased 4.8% ▪ Performing TDRs decreased 32.5% driven by loan sale ▪ Management expects net charge - offs to be between 45 - 50 basis points in 4Q14 resulting from a seasonal increase in the nonprime auto portfolio ▪ 3.6% reduction in NPAs ▪ 6.8% reduction in NPLs  Commercial NPLs down 10.2% ▪ Management expects NPAs to decline modestly in 4Q14 (excluding NPL sale) 0.65% 0.58% 0.54% 0.49% 0.48% 0.00% 0.20% 0.40% 0.60% 0.80% 3Q13 4Q13 1Q14 2Q14 3Q14 Total Nonperforming Assets as a Percentage of Total Assets 1 Excludes covered assets 2 Excludes the impact of $23 million process change that resulted in accelerated recognition of charge - offs in the non - prime auto mobile lending portfolio 3 Excludes $15 million of net charge - offs related to sale of loans consisting primarily of TDRs

24 24 Allowance Coverage Ratios Remain Strong 1 ▪ Coverage ratios remain strong at 2.84x and 1.82x for the allowance to net charge - offs and NPLs, respectively ▪ The ALLL release was $17 million for 3Q14 compared to $39 million in 2Q14 ▪ Management anticipates no further ALLL releases in future quarters 3.03x 2.88x 2.83x 3.19x 2.84x 1.66x 1.73x 1.70x 1.78x 1.82x 1.00 2.00 3.00 4.00 5.00 3Q13 4Q13 1Q14 2Q14 3Q14 ALLL to Net Charge-offs ALLL to NPLs HFI ALLL Coverage Ratios 2 1 Excludes covered assets, the reserve for unfunded lending commitments and the reduction in provision expense related to the loan sale 2 Excludes $15 million of net charge - offs recorded in connection with the mortgage loan sale in the quarter ended September 30, 2014 and $23 million of net charge - offs related to Regional Acceptance Corporation for the quarter ended March 31, 2014

25 25 Net Interest Margin Stabilizing 3.68% 3.56% 3.52% 3.43% 3.38% 3.39% 3.34% 3.29% 3.22% 3.20% 3.27% 3.25% 3.22% 3.16% 3.07% 2.75% 3.25% 3.75% 4.25% 3Q13 4Q13 1Q14 2Q14 3Q14 Reported NIM Core NIM Peers ▪ 3Q14 NIM declined 5 bps vs. 2Q14 as a result of:  Lower yields on new loans  Run off of covered assets Partially offset by:  Improved funding mix changes ▪ 4Q14 NIM expected to decline 3 - 5 bps mainly due to covered asset runoff and changes in forecasted loan balances and yields ▪ 4 Q14 net interest income expected to decline slightly vs. 3Q14 ▪ Asset sensitivity improved slightly due to loan and deposit mix changes, offset by the termination of FHLB advances Net Interest Margin 0.35% 0.63% 1.37% 2.10% 0.32% 0.72% 1.50% 2.24% 0.00% 1.00% 2.00% 3.00% Down 25 Up 50 Up 100 Up 200 Sensitivities as of 06/30/14 Sensitivities as of 09/30/14 Rate Sensitivities 1 Excludes covered assets. See non - GAAP reconciliations included in the attached Appendix 2 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, and ZION 1 2

26 26 Fee Income Remains Strong ▪ Investment banking, brokerage fees and commissions, and mortgage banking exceeded forecast for the month of October ▪ Insurance income expected to be seasonally stronger in the 4 th quarter ▪ 3Q14 other income increased primarily due to better results on investments in low income housing compared with 2Q14 41.6% 43.5% 43.2% 44.0% 44.0% 37.8% 37.8% 36.7% 37.7% 37.6% 30.0% 35.0% 40.0% 45.0% 50.0% 3Q13 4Q13 1Q14 2Q14 3Q14 Fee Income Ratio 1 BB&T Peers 3Q14 3Q14 v. 2Q14 2 Increase (Decrease) 3Q14 v. 3Q13 Increase (Decrease) Insurance income $ 385 (34.8) % 8.5 % Service charges on deposits 156 18.6 2.6 Mortgage banking income 107 96.9 (8.5) Investment banking and brokerage fees and commissions 95 12.9 6.7 Bankcard fees and merchant discounts 70 - 4.5 Trust and investment advisory revenues 56 7.2 9.8 Checkcard fees 52 - 2.0 Income from bank - owned life insurance 28 47.6 3.7 FDIC loss share income, net (87) (4.5) 17.6 Securities gains (losses), net (5) NM NM Other income 79 51.0 12.9 Total noninterest income $ 936 1.3% 3.4 % Noninterest Income ($ in millions) 1 Excludes securities gains (losses), the impact of FDIC loss share accounting and other selected items. See non - GAAP reconciliations incl uded in the attached Appendix 2 Linked quarter percentages are annualized 3 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, and ZION 3

27 27 1 Based on segment revenues, excluding other, treasury and corporate; segment methodologies have changed over time 2 2014 Revenue Mix for quarter ending 9/30/2014 Community Banking 60% Residential Mortgage Banking 9% Dealer Financial Services 8% Specialized Lending 2% Financial Services 10% Insurance Holdings 11% 2009 Revenue Mix 1 Progress in Fee Income Diversification 2014 Revenue Mix 1,2 Community Banking 47% Residential Mortgage Banking 9% Dealer Financial Services 7% Specialized Lending 7% Financial Services 13% Insurance Holdings 17%

28 28 Adjusted Expenses Flat vs 2Q14 ▪ Achieved positive operating leverage in the quarter ▪ Management expects 4Q14 unusual items (estimated):  Mortgage - related expenses $22 million  Legal expenses $8 million  MSR revaluation income $10 million  Gain on NPL sale $20 million (allowance release) ▪ Efficiency ratio expected to be in the 57% range 3Q14 3Q14 v. 2Q14 2 Increase (Decrease) 3Q14 v. 3Q13 Increase (Decrease) Personnel expense $ 795 (6.9) % (1.2) % Occupancy and equipment expense 170 4.7 (4.0) Loan - related expense 84 (63.5) 20.0 Professional services 34 - (43.3) Software expense 44 18.9 12.8 Regulatory charges 23 (92.6) (42.5) Outside IT services 30 (12.8) 25.0 Amortization of intangibles 23 - (11.5) Foreclosed property expense 11 39.7 (21.4) Merger - related and restructuring charges, net 7 (183.1) 75.0 Loss on early extinguishment of debt 122 NM NM Other expense 213 (106.3) 0.5 Total noninterest expense $ 1,556 1.3% 5.8 % Noninterest Expense ($ in millions) 1 Excludes loss on early extinguishment of debt in 3Q14, FHA - insured mortgage loan reserve adjustment and indemnification reserv e adjustment in 2Q14 and owned real estate adjustment in 3Q13 2 Excludes certain items as detailed in non - GAAP Reconciliation section 3 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, and ZION 4 Excludes $50 million tax benefit $1,460 $1,456 $1,403 $1,433 $1,434 60.1% 59.9% 59.3% 59.8% 59.7% 63.8% 65.3% 64.2% 63.0% 63.0% 58.0% 62.0% 66.0% 70.0% 74.0% $1,000 $1,250 $1,500 $1,750 3Q13 4Q13 1Q14 2Q14 3Q14 Adjusted Noninterest Expenses 1 and Efficiency 2 ($ in millions) BB&T Adjusted Noninterest Expenses BB&T Peers 3

29 29 Strong Funding and Liquidity ▪ BB&T’s 3Q14 LCR was 132% vs. the January 1, 2016 minimum requirement of 90% ▪ BB&T’s 3Q14 liquid asset buffer is 14.3% (high quality liquid assets as a percentage of total assets ) ▪ Parent – Sources of Liquidity  Cash on Deposit at Bank = $5.9 billion  Annual Expected Dividends from Bank = $1.7 billion ▪ Parent – Uses of Liquidity  Annual Debt Service and Retirements = $269 million  Annual Preferred Dividends = $148 million  Annual Common Dividends = $735 million $6.5 $6.5 $7.6 $6.1 $6.1 $2.2 $2.2 $2.2 $2.2 $2.2 $1.6 $3.2 $4.5 $4.5 $5.2 $1.0 $1.0 $1.0 $1.0 $1.8 $0 $4 $8 $12 $16 3Q13 4Q13 1Q14 2Q14 3Q14 HoldCo Sr HoldCo Subordinated Bank Sr Bank Subordinated $11.3 $12.9 $15.3 $13.8 Long - term Funding ($ in billions) $15.3

30 30 Among the Lowest Debt Costs 0.65% 0.75% 0.75% 0.75% 0.82% 0.85% 0.85% 0.88% 0.95% 1.05% 1.55% 0.00% 0.40% 0.80% 1.20% 1.60% 2.00% USB BBT CMA PNC MTB FITB KEY STI HBAN RF ZION 5 Year Bank Debt Spread to U.S. Treasuries 1 1 As of 9/30/2014 based on Senior Holding Company issuance $20.6 $14.6 $17.3 $20.0 $27.3 $15.9 $26.2 $29.1 $29.0 $25.4 $17.1 $17.4 $17.7 $17.5 $16.8 $0 $20 $40 $60 $80 3Q13 4Q13 1Q14 2Q14 3Q14 Borrowing Capacity at Discount Window Securities Available and Eligible as Collateral FHLB Borrowing Capacity $53.6 $58.2 $64.1 $66.5 Global Excess Liquidity Sources ($ in billions) 30 27 35 35 34 20 25 30 35 40 45 3Q13 4Q13 1Q14 2Q14 3Q14 Parent Company Time to Required Funding (months) $69.5

31 31 Strong Capital Targets Basel III Well - Capitalized Minimums Basel III Goal Target Leverage 5.0% 5.0% 7.0% Common Equity Tier 1 6.5% 7.0% 8.5% Tier 1 Risk Based 8.0% 8.5% 10.0% Total Risk Based 10.0% 10.5% 12.0% Tangible Common N/A N/A 6.0% 7.5% 8.5% 9.5% 10.5% 11.5% 3Q13 4Q13 1Q14 2Q14 3Q14 Target Tier 1 Common Basel III CET1 8.5% 9.5% 10.5% 11.5% 12.5% 3Q13 4Q13 1Q14 2Q14 3Q14 Target Tier 1 Basel III Tier 1 Capital

32 32 Capital Distribution Likely to Increase in 2015 15 - 25% 30 - 50% 30 - 50% Organic Dividend Strategic Buy Back Special Dividends 54% 37% 9 % Organic Dividend Strategic Targeted Payout Strategy 1H14 Actual Payout

33 33 Cost of Tier 1 Comparative – BB&T vs. Peer Group 76% 28% 100% 88% 75% 100% 28% 100% 100% 24% 72% 100% 12% 25% 72% 4.88% 5.36% 5.52% 5.56% 5.82% 6.38% 6.38% 6.60% 7.75% 8.00% 0% 2% 4% 6% 8% 10% USB STI BBT FITB PNC ZION RF MTB KEY HBAN Weighted Average Cost of Additional Tier 1 Floating, Fixed/Float & Convertible Fixed-for-Life % of Additional Tier 1 Composed of: Weighted Average Cost of Additional Tier 1 Capital Remaining Additional Tier 1 Capacity ($mm): $84 $1,619 $0 $509 $408 $687 $593 $0 $1,024 $409 ▪ BB&T has an attractive weighted - average cost of Additional Tier 1 capital vs. peers ▪ BB&T’s preferred securities are fixed - for - life, an advantage given the risk of rising rates ▪ BB&T’s call provisions are all at par Source: Bloomberg, Company Filings as of 2014 Q2, Deutsche Bank

34 34 Strongest Overall CCAR Results 9.6% 9.1% 8.7% 8.3% 8.3% 8.2% 8.0% 7.8% 7.6% 7.2% 6.3% 0.0% 3.0% 6.0% 9.0% 12.0% BBT RF MTB KEY STI PNC FITB USB CMA HBAN ZION Strongest Minimum Tier 1 Capital ▪ In 2014 CCAR results, BB&T had the highest tier 1 capital under stress ▪ BB&T’s CET1 capital declined the least under the stress scenario ▪ BB&T has the highest pre - tax return on assets among peers and was one of 2 peers to remain profitable under the stress scenario ▪ BB&T had the third - highest projected PPNR rate among peers ( 1.6%) ( 1.9%) ( 2.4%) ( 2.5%) ( 3.0%) ( 3.1%) ( 3.2%) ( 3.3%) ( 3.6%) ( 4.3%) ( 5.0%) (6.0) (4.0) (2.0) 0.0 BBT MTB STI RF FITB CMA KEY USB PNC HBAN ZION CET1 Least Sensitive to Stress

35 35 7.0% 6.9% 6.6% 5.5% 5.3% 5.2% 5.1% 4.9% 4.7% 4.6% 4.5% 0.0% 2.0% 4.0% 6.0% 8.0% USB RF ZION FITB MTB PNC KEY HBAN CMA STI BBT Loan Loss Rate: Total Portfolio ▪ BB&T had the lowest projected loss rate among peers for the total loan portfolio  BB&T had the lowest projected loss rate among peers for junior liens and HELOCs  BB&T compared favorably with peers for losses on first lien mortgages and C&I loans Note: Loss rates are calculated as nine - quarter total projected losses divided by nine - quarter average balance of loans held for investment in each portfolio CCAR: Lowest Loan Losses Among Traditional Banks

36 36 BB&T Leads in Dividend Yield 2.6% 2.6% 2.3% 2.3% 2.2% 2.1% 2.1% 2.0% 2.0% 1.6% 0.6% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% BBT FITB USB MTB PNC STI HBAN RF KEY CMA ZION Dividend Yield of BBT and Peers 1 1 Source: ThomsonOne As of September 30, 2014

37 37 Total Shareholder Returns September 30, 2014 14.5% 13.7% 14.7% 0% 4% 8% 12% 16% BB&T Peer Average 1 S&P Financials Index 4 YEAR 10 YEAR 3.2% - 1.4% 0.2% -2% -1% 1% 3% 4% Peer Average 1 BB&T S&P Financials Index 15 YEAR 4.6% 1.2% 2.5% 0% 1% 2% 3% 4% 5% BB&T Peer Average 1 S&P Financials Index 10.2% 7.0% 7.9% 0% 2% 4% 6% 8% 10% 12% 20 YEAR BB&T Peer Average 1 S&P Financials Index 1 Peers include CMA, FITB, HBAN, KEY, MTB, PNC, RF, STI, USB, and ZION . Source: Bloomberg (percent) (percent) (percent) (percent)

38 38 Among Highest Rated Regional Banks ▪ BB&T has a strong risk profile  A track record of foregoing excessive growth in overheated markets  BB&T has not been active in the leveraged loan market  BB&T performs very well in forward - looking stress tests  BB&T’s capital position is resilient under stress - Even during the crisis, BB&T grew capital, largely organically BBB - AA - BBB+ A - A Average Peer Group Debt Ratings Sources: Bloomberg, SNL As of 11/25/14 Averages reflect ratings by Moody’s, S&P, Fitch, and DBRS BBB

39 39 Value System Revenues Superior Shareholder Long - term Returns Value System Attract / Train and Retain the Right People Perfect Client Experience Culture Matters – Values Are Consistent and Important

41

Capital Measures[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	Sept. 30 2014	June 30 2014	March 31 2014	Dec. 31 2013	Sept. 30 2013
Selected Capital Information					
Risk-based capital					
Tier 1	$17,402	$16,984	$16,699	$16,074	$ 15,606
Total	21,281	20,270	20,154	19,514	19,255
Risk-weighted assets [2]	140,479	140,829	137,947	136,489	138,302
Average quarterly tangible assets	179,267	177,983	175,424	172,425	173,787
Risk-based capital ratios					
Tier 1	12.4%	12.1%	12.1%	11.8%	11.3%
Total	15.1	14.4	14.6	14.3	13.9
Leverage capital ratio	9.7	9.5	9.5	9.3	9.0
Equity as a percentage of total assets	13.0	12.7	12.8	12.5	12.2
Common equity per common share	$30.04	$29.57	$29.03	$28.52	$27.59
Selected non-GAAP Capital Information[3]					
Tangible common equity as a percentage of tangible assets	7.9%	7.7%	7.6%	7.3%	6.9%
Tier 1 common equity as a percentage of risk-weighted assets	10.5	10.2	10.2	9.9	9.4
Tangible common equity per common share	$19.77	$19.26	$18.77	$18.08	$17.06

1 Regulatory capital information is preliminary.

2 Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off-balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

3 Tangible common equity, Tier 1 common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

42

Basel III Common Equity Tier 1 Ratio 1 Sept. 30 2014 Tier 1 common equity under Basel I definition $ 14,799 Adjustments 91 Common equity Tier 1 under Basel III definition $ 14,890 Estimated risk - weighted assets under Basel III definition $ 144,965 Basel III common equity Tier 1 ratio 10.3% 1 Basel III capital information is preliminary and subject to change. The Basel III amounts are based upon management’s prelim ina ry interpretation of the rules adopted by the FRB, which will become effective on January 1, 2015. 43 (Dollars in millions)

Non-GAAP Reconciliations[1]

(Dollars in millions, except per share data)

	As of / Quarter Ended				
	Sept. 30 2014	June 30 2014	March 31 2014	Dec. 31 2013	Sept. 30 2013
Calculations of tangible common equity, Tier 1 common equity, tangible assets and related measures:					
Total shareholders' equity	$ 24,314	$ 23,965	$ 23,556	$ 22,809	$ 22,094
Less:					
Preferred stock	2,603	2,603	2,603	2,603	2,603
Noncontrolling interests	76	85	94	50	45
Intangible assets	7,396	7,420	7,370	7,383	7,418
Tangible common equity	$14,239	$13,857	$13,489	$12,773	$12,028
Add:					
Regulatory adjustments	560	524	607	698	975
Tier 1 common equity (Basel I)	$14,799	$14,381	$14,096	$13,471	$13,003
Total assets	$187,022	$188,012	$184,651	$183,010	$181,708
Less:					
Intangible assets	7,396	7,420	7,370	7,383	7,418
Tangible assets	$179,626	$180,592	$177,281	$175,627	$174,290
Risk-weighted assets [2]	$140,479	$140,829	$137,947	$136,489	$138,302
Tangible common equity as a percentage of tangible assets	7.9%	7.7%	7.6%	7.3%	6.9%
Tier 1 common equity as a percentage of risk-weighted assets	10.5	10.2	10.2	9.9	9.4
Tangible common equity	$14,239	$13,857	$13,489	$12,773	$12,028
Outstanding shares at end of period (in thousands)	720,298	719,584	718,497	706,620	704,925
Tangible common equity per common share	$19.77	$19.26	$18.77	$18.08	$17.06

1 Regulatory capital information is preliminary. Tangible common equity, Tier 1 common equity and related ratios are non-GAAP measures. BB&T's management uses these measures to assess the quality of capital and believes that investors may find them useful in their analysis of the Corporation. These capital measures are not necessarily comparable to similar capital measures that may be presented by other companies.

2 Risk-weighted assets are determined based on regulatory capital requirements. Under the regulatory framework for determining risk-weighted assets each asset class is assigned a risk-weighting of 0%, 20%, 50% or 100% based on the underlying risk of the specific asset class. In addition, off-balance sheet exposures are first converted to a balance sheet equivalent amount and subsequently assigned to one of the four risk-weightings.

44

Non - GAAP Reconciliations As of / Quarter Ended Sept. 30 2014 June 30 2014 March 31 2014 Dec. 31 2013 Sept. 30 2013 Asset Quality Ratios (including covered assets) Loans 30 - 89 days past due and still accruing as a percentage of loans and leases 1 0.77% 0.85% 0.80% 0.95% 0.95% Loans 90 days or more past due and still accruing as a percentage of loans and leases 1 0.48 0.51 0.57 0.62 0.65 Nonperforming loans and leases as a percentage of loans and leases 0.66 0.70 0.78 0.81 0.89 Nonperforming assets as a percentage of: Total assets 0.50 0.52 0.59 0.64 0.72 Loans and leases plus foreclosed property 0.79 0.81 0.93 1.01 1.13 Net charge - offs as a percentage of average loans and leases 0.48 0.41 0.56 0.49 0.50 Allowance for loan and lease losses as a percentage of loans and leases 1.27 1.33 1.41 1.49 1.59 Ratio of allowance for loan and lease losses to: Net charge - offs 2.67 X 3.28 X 2.54 X 3.06 X 3.22 X Nonperforming loans and leases 1.92 1.89 1.82 1.85 1.78 45 Applicable ratios are annualized . 1 Excludes government guaranteed GNMA mortgage loans that BB&T has the right but not the obligation to repurchase.

Non-GAAP Reconciliations

	As of / Quarter Ended				
	Sept. 30 2014	June 30 2014	March 31 2014	Dec. 31 2013	Sept. 30 2013
Asset Quality Ratios (excluding covered assets)[2]					
Loans 30-89 days past due and still accruing as a percentage of loans and leases[1]	0.75%	0.80%	0.74%	0.89%	0.88%
Loans 90 days or more past due and still accruing as a percentage of loans and leases [1]	0.29	0.30	0.36	0.37	0.34
Nonperforming loans and leases as a percentage of loans and leases	0.67	0.71	0.79	0.82	0.91
Nonperforming assets as a percentage of:					
Total assets	0.48	0.49	0.54	0.58	0.65
Loans and leases plus foreclosed property	0.75	0.78	0.86	0.92	1.02
Net charge-offs as a percentage of average loans and leases	0.48	0.41	0.56	0.50	0.50
Allowance for loan and lease losses as a percentage of loans and leases	1.22	1.27	1.34	1.42	1.51
Ratio of allowance for loan and lease losses to:					
Net charge-offs	2.54 X	3.19 X	2.42 X	2.88 X	3.03 X
Nonperforming loans and leases	1.82	1.78	1.70	1.73	1.66

Applicable ratios are annualized.

1 Excludes mortgage loans guaranteed by GNMA that BB&T does not have the obligation to repurchase.

2 These asset quality ratios have been adjusted to remove the impact of covered loans and covered foreclosed property. Appropriate adjustments to the numerator and denominator have been reflected in the calculation of these ratios. Management believes the inclusion of covered assets in certain asset quality ratios that include nonperforming assets, past due loans or net charge-offs in the numerator or denominator results in distortion of these ratios and they may not be comparable to other periods presented or to other portfolios that were not impacted by loss share accounting.

46

Non - GAAP Reconciliations 1 Quarter Ended Efficiency and Fee Income Ratios Sept. 30 2014 June 30 2014 March 31 2014 Dec. 31 2013 Sept. 30 2013 Efficiency ratio – GAAP 67.1% 67.1% 61.2% 61.1% 62.4 % Effect of securities gains (losses), net (0.1) - - 0.1 - Effect of merger - related and restructuring charges, net (0.3) (0.6) (0.3) (0.4) (0.2) Effect of mortgage loan indemnification reserves - (1.4) - - - Effect of gain on sale of subsidiary - - - 0.8 - Effect of loss on early extinguishment of debt (5.2) - - - - Effect of FDIC loss share accounting (0.3) (0.2) (0.1) (0.2) - Effect of foreclosed property expense (0.5) (0.4) (0.4) (0.5) (0.6) Effect of FHA - insured mortgage loan reserve adjustment - (3.7) - - - Effect of owned real estate adjustments - - - - (0.5) Effect of amortization of intangibles (1.0) (1.0) (1.1) (1.0) (1.0) Efficiency ratio – reported 59.7 59.8 59.3 59.9 60.1 Fee income ratio – GAAP 40.3% 40.4% 39.7% 41.4% 38.4 % Effect of securities gains (losses), net 0.1 - - (0.1) - Effect of gain on sale of subsidiary - - - (0.8) - Effect of FDIC loss share accounting 3.6 3.6 3.5 3.0 3.2 Fee income ratio – reported 44.0 44.0 43.2 43.5 41.6 47 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges.

Quarter Ended Sept. 30 June 30 March 31 Dec. 31 Sept. 30 Return on Average Tangible Common Shareholders' Equity 2014 2014 2014 2013 2013 Net income available to common shareholders $ 520 $ 425 $ 501 $ 537 $ 268 Plus: Amortization of intangibles, net of tax 14 15 14 16 16 Tangible net income available to common shareholders $ 534 $ 440 $ 515 $ 553 $ 284 Average common shareholders' equity $ 21,508 $ 21,193 $ 20,610 $ 19,657 $ 19,491 Less: Average intangible assets 7,409 7,378 7,379 7,397 7,431 Average tangible common shareholders' equity $ 14,099 $ 13,815 $ 13,231 $ 12,260 $ 12,060 Return on average tangible common shareholders' equity 15.04% 12.74% 15.81% 17.91% 9.33% 48 1 BB&T’s management believes investors use this measure to evaluate the return on average common shareholders’ equity without t he impact of intangible assets and their related amortization. Non - GAAP Reconciliations 1 (Dollars in millions)

Non - GAAP Reconciliations 1 Quarter Ended Reported net interest margin vs. core net interest margin Sept. 30 2014 June 30 2014 March 31 2014 Dec. 31 2013 Sept. 30 2013 Reported net interest margin - GAAP 3.38% 3.43% 3.52% 3.56% 3.68% Adjustments to interest income for covered assets: Effect of covered securities (0.06) (0.06) (0.06) (0.05) (0.07) Effect of other acquired loans - (0.01) - - (0.02) Effect of covered loans (0.13) (0.15) (0.18) (0.19) (0.22) Adjustments to interest expense: Effect of interest expense on covered assets 0.01 0.01 0.01 0.02 0.02 Core net interest margin 3.20% 3.22% 3.29% 3.34% 3.39% 49 1 BB&T management uses this measure to evaluate net interest margin, excluding the impact of covered assets and believes this m ea sure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods.

Non - GAAP Reconciliations 1 50 1 BB&T management uses this measure to evaluate net interest margin, excluding the impact of covered assets and believes this m ea sure provides a greater understanding of ongoing operations and enhances comparability of results with prior periods. Quarter Ended Sept. 30 June 30 March 31 Dec. 31 Sept. 30 Adjusted Noninterest Expense 2014 2014 2014 2013 2013 Noninterest expense (GAAP) $ 1 , 556 $ 1 , 551 $ 1 , 403 $ 1 , 456 $ 1 , 471 Less: Loss on early extinguishment of debt (122) - - - - FHA - insured mortgage loan reserve adjustment - (85) - - - Mortgage loan indemnification reserve adjustment - (33) - - - Owned real estate and related adjustments - - - - (11) Adjusted Noninterest Expense $ 1 , 434 $ 1 , 433 $ 1 , 403 $ 1 , 456 $ 1 , 460 (Dollars in millions)

Non - GAAP Reconciliations 1 Quarter Ended September 30, 2014 Adjusted Effective Tax Rate GAAP Tax Adj. Adjusted Income before income taxes $ 695 $ 695 Provision for income taxes 134 $ 50 184 Effective tax rate 19.3% 26.5% 51 1 BB&T’s management uses these measures in their analysis of the Corporation’s performance and believes these measures provide a g reater understanding of ongoing operations and enhance comparability of results with prior periods, as well as demonstrating the effects of significant gains and charges. 2 Adjustments represents $15 million of net charge - offs recorded in connection with the mortgage loan sale in the quarter ended Se ptember 30, 2014 and $23 million of net charge - offs related to Regional Acceptance Corporation for the quarter ended March 31, 2014. As of / For the Quarter Ended Adjusted ALLL to Net Charge - offs Sept. 30, 2014 March 31, 2014 Net charge - offs (excluding covered) $ 142 $ 156 Less: adjustments 2 (15) (23) Net charge - offs, as adjusted $ 127 $ 133 Allowance for loan and lease losses (excluding covered) $ 1,425 $ 1,538 Ratio of allowance for loan and lease losses to net charges (excluding covered) 2.54X 2.42X Ratio of allowance for loan and lease losses to net charge - offs, as adjusted 2.84X 2.83X (Dollars in millions)